UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 8, 2015

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On December 8, 2015, WD-40 Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in San Diego, California. At the Annual Meeting, the holders of 13,051,523 shares of common stock, which represents approximately 90% of the outstanding shares entitled to vote as of the record date of October 12, 2015, were represented in person or by proxy. The proposals are described in more detail in the Company’s Proxy Statement dated October 29, 2015. The matters voted upon at the Annual Meeting and the voting results are set forth below.

1.

Election of Directors: The Company’s stockholders re-elected the following directors to each serve until the next Annual Meeting or until a successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Giles H. Bateman	10,767,299	61,120	2,223,104
Peter D. Bewley	10,767,016	61,403	2,223,104
Melissa Claassen	10,789,373	39,046	2,223,104
Richard A. Collato	10,764,862	63,557	2,223,104
Mario L. Crivello	10,667,110	161,309	2,223,104
Linda A. Lang	10,767,349	61,070	2,223,104
Garry O. Ridge	10,767,760	60,659	2,223,104
Gregory A. Sandfort	10,768,796	59,623	2,223,104
Neal E. Schmale	10,764,659	63,760	2,223,104

2.

Advisory Vote to approve Executive Compensation: The Company’s stockholders approved, by advisory vote, the compensation paid to the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,690,344	90,558	47,517	2,223,104

3.

Ratification of Appointment of Independent Auditor: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstain
12,979,057	52,509	19,957

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: December 14, 2015	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer